Exhibit 10.1 SECOND AMENDMENT TO LETTER AGREEMENT This Second Amendment (this “Amendment”) to the Letter Agreement dated July 24, 2025 by and among Robert A. McCabe, Jr. (the “Executive”), Pinnacle Financial Partners, Inc., a Tennessee corporation (“Pinnacle”) and Pinnacle Bank (the “Letter Agreement”), as amended by the First Amendment to the Letter Agreement dated January 14, 2026 (together with the Letter Agreement, the “Agreement”) is entered into as of July 29, 2026. WHEREAS, effective as of January 1, 2026, Pinnacle merged with and into Pinnacle Financial Partners, Inc. (formerly Steel Newco Inc.), a Georgia corporation (the “Company”), and the Company thereby succeeded to Pinnacle’s obligations under the Letter Agreement by operation of law; and WHEREAS, the Company, Pinnacle Bank and the Executive desire to enter into this Amendment to effect certain changes to the Agreement as set forth herein; NOW, THEREFORE, it is hereby mutually agreed that the Letter Agreement is hereby amended as follows: 1. Section 1 of the Letter Agreement is hereby amended and restated in its entirety as follows: At the Effective Time of the Merger, your employment as Chairman of the Pinnacle board of directors will cease and you will become employed as an executive officer of Company and appointed as a member of the board of directors of the Company (the “Board”). From the Effective Time until the second anniversary of the Closing Date (the “Initial Term”), you agree to serve as a member of the Board and Vice Chairman of the Board (“Vice Chairman”), and you will be nominated for reelection at any annual meeting of the Company’s shareholders that occurs during the Initial Term. During the Initial Term, you will also serve as an executive officer of the Company with the title of Chief Banking Officer of the Company (“Chief Banking Officer”). Effective as of the second anniversary of the Closing Date you will cease to serve as Vice Chairman and you will resign from the Board and, from that date until the fourth anniversary of the Closing Date (the “Consulting Term”, and together with Initial Term, the “Term”), you will serve as a consultant to the Company. The services you will provide in these roles are described on the attached Schedule A (the “Services”). 2. The following sentence is hereby added to the end of the first paragraph of Section 2(B) of the Letter Agreement: During the Company’s fiscal year 2027, the Annual Salary and Annual Bonus will be eligible for merit-based adjustments, as determined by the Company in its discretion, on the same basis as similarly-situated employees of the Company. 3. The second paragraph of Section 2(B) of the Letter Agreement is hereby amended and restated in its entirety as follows: During the Consulting Term, you will receive an annual cash fee equal to $1,150,000, payable to you in accordance with the Company’s payment practices for consultants as in effect from time to time (the “Consulting Fee”).

-2- 4. The definition of “Restricted Period” as set forth in Section 4(E) of the Letter Agreement is hereby amended and restated in its entirety as follows: “Restricted Period” means the Initial Term and the two-year period commencing on the last day of the Initial Term (without regard to any earlier termination of this Letter Agreement, the Term or the Services for any reason); provided, however, that this period will be tolled and will not run during any time you are in violation of this Section 4, it being the intent of the parties that the Restricted Period will be extended for any period of time in which you are in violation of this Section 4. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page to Second Amendment to Letter Agreement] IN WITNESS WHEREOF, the Executive, the Company and Pinnacle Bank have executed this Amendment as of the date first above written. PINNACLE FINANCIAL PARTNERS, INC. By: /s/ Kevin S. Blair Name: Kevin S. Blair Title: Chief Executive Officer and President PINNACLE BANK By: /s/ Kevin S. Blair Name: Kevin S. Blair Title: Chief Executive Officer and President THE EXECUTIVE /s/ Robert A. McCabe, Jr. Robert A. McCabe, Jr.